Exhibit 99

For Release: November 20, 2003

Contact: Craig Hutchison

920-478-1701

Perry Judd’s Incorporated

Waterloo, Wisconsin

After careful analysis and consideration of all factors affecting the viability of the company’s Waterloo, Wisconsin printing plant, Perry Judd’s Incorporated announced today that it will close the plant over the first four months of 2004.

The closure is a result of the Waterloo plant’s loss of its major customer which represented a large percentage of the plant’s volume and the inability to replace the work due to the severe competition persisting in the printing industry.

In a letter to employees, Craig Hutchison, Perry Judd’s Chief Executive said, “ I want you to know that the decision to close is a result of external circumstances over which none of you had control. Your individual and combined performance has been excellent as we have all worked hard to offset the loss of so much of the plant’s work, but the industry has simply too much excessive capacity. Words cannot adequately describe my profound disappointment at this outcome nor convey the deep respect I have for everyone who has been involved in Waterloo’s long history.

Next week, the company will be meeting with the union representatives involved to discuss severance and related benefits and resolve issues related to the plant’s closure.

Perry Judd’s Incorporated had 2002 sales of $294 million and operates four plants in addition to the Waterloo, Wisconsin division.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe, “ or “continue,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based upon information currently available in which the Company’s management shares its knowledge and judgment about factors that they believe may materially affect the Company’s performance. The Company makes forward-looking statements in good faith and believes them to have a reasonable basis. However, such statements are speculative, speak only as of the date made and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those anticipated, estimated or expected. Factors that might cause actual results to differ materially from those in such forward-looking statements include, but are not limited to, statements in this press release and in our Annual Report on Form 10-K for the year-ended December 31, 2002 filed with the Securities and Exchange Commission on March 25, 2003. The Company does not undertake any obligation to update any forward-looking statements.